Exhibit 3

NEITHER THIS WARRANT NOR ANY OF THE CLASS A COMMON SHARES WHICH MAY BE ISSUED ON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS
(1) THEY ARE REGISTERED UNDER THE SECURITIES ACT, (2) OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES OF AMERICA, OR (3) REGISTRATION OTHERWISE IS NOT REQUIRED.

      Void after 5:00 p.m., Hong Kong Time, on the day that is 48 months following the IPO Closing Date (defined below),
                     except as otherwise provided herein.

                   Date of Original Issuance:  June 8, 1999

                 WARRANT "A" TO PURCHASE CLASS A COMMON SHARES

                                      OF

                             CHINA.COM CORPORATION


          THIS CERTIFIES THAT, FOR VALUE RECEIVED, America Online, Inc., a Delaware corporation, or its transferees or assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant A, from China.com Corporation, a Cayman Islands corporation (the "Issuer"), the number of duly authorized, fully paid, validly issued and nonassessable Class A common shares, par value US$0.001 per share (the "Class A Shares"), of the Issuer as calculated in accordance with Section (a)(ii) hereof (the "Shares"), at a price per Share equal to the public offering price per Class A Share at the Issuer's initial public offering (the "Exercise Price"). The right to purchase the Shares under this Warrant A is exercisable, subject to the terms herein, in whole or in part, at any time on or after the day that is 15 months after the closing date of the Issuer's initial public offering (the "IPO Closing Date") and prior to 5:00 p.m., Hong Kong time, on the day that is 48 months following the IPO Closing Date. This Warrant A and all warrants issued upon transfer, division or in substitution thereof are hereinafter sometimes referred to as the "Warrants".

          (a)  Exercise of Warrant.

               (i) Subject to the conditions hereinafter set forth, this Warrant A may be exercised by presentation and surrender to the Issuer at its principal office, or at the office of its principal stock transfer agent, with the Purchase Form annexed hereto duly executed and accompanied by payment of the aggregate Exercise Price for the Shares. Payment may be made by wire transfer to such account of the Issuer as it may direct or by certified or official bank check. As soon as practicable after the exercise of this Warrant A, and in any event within five (5) business days, the Issuer shall issue and deliver to the Holder a certificate or certificates representing the number of Shares issuable upon the exercise of this Warrant A, registered in the name of the Holder or its designee. Upon receipt by the Issuer of this Warrant A at its office, or by the principal stock transfer agent of the Issuer at its office, in proper form for exercise, the Holder shall as of that date be deemed to be the holder of record of the number of Shares specified in the Purchase Form. The Issuer shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Shares on exercise of this Warrant A; provided, however, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Shares in a name other than that of the Holder.

               (ii) Upon the exercise of this Warrant A and payment of the aggregate Exercise Price, the Holder shall be entitled to acquire the number of Shares which, when added to the number of Shares owned, legally or beneficially by the Holder at the time of exercise, equals 18.5% of the then total outstanding Class A Shares on a fully diluted basis.

          (b) Reservation of Shares. The Issuer shall at all times reserve and keep available out of the Class A Shares held by the Issuer in treasury, for issuance on exercise of this Warrant A, such number of Shares as shall be required for issuance and delivery upon exercise of this Warrant A.

          (c)  Transfer of Warrant.

               (i) This Warrant A may not be sold, transferred, assigned, or hypothecated, to any person, other than to any limited partnership with the same general partner, or to any company that directly, or indirectly, controls or is controlled by or is under common control with the Holder, where ownership of fifty percent (50%) or more of the voting securities of a company shall constitute control, without the prior written consent of the Issuer.

               (ii) Any transfer of this Warrant A pursuant to this Section
(c) shall be effected by the Holder by executing the Assignment Form annexed hereto and surrendering this Warrant A for cancellation to the Issuer at its principal office, or at the office of its principal stock transfer agent, whereupon the Issuer shall issue in the name or names specified by the Holder (including the Holder) a new Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder.

          (d) Loss or Destruction of Warrant. Upon receipt by the Issuer of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant A and (i) in the case of loss, theft or destruction, of reasonably satisfactory indemnification, or (ii) in the case of mutilation, upon surrender and cancellation of this Warrant A, the Issuer will execute and deliver a new Warrant A of like tenor and date. Any such new Warrant A shall not constitute an additional contractual obligation on the part of the Issuer, whether or not the Warrant A so lost, stolen, destroyed, or mutilated shall be at any time enforceable by any person.

          (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Issuer, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant A and are not enforceable against the Issuer except to the extent expressly set forth herein.

          (f) Survival. Any obligation of the Issuer under this Warrant A, the complete performance of which may require performance beyond the term of this Warrant A, shall survive the expiration of such term.

          (g) Amendments and Waivers. The respective rights and obligations of the Issuer and the Holder may be modified or waived only by a writing executed by the party against whom the amendment or waiver is to be enforced.

          (h) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Issuer has caused this Warrant A to be duly executed and delivered.

                               CHINA.COM CORPORATION


                               By:  /s/ Thomas M. Britt, III
                                   -----------------------------
                               Name:  Thomas M. Britt, III
                               Title:    Attorney-In-Fact

Dated:  June 8, 1999

                                 PURCHASE FORM

          The undersigned hereby irrevocably elects to exercise the within Warrant A as to ____________ Class A Shares and hereby makes payment of $________ in payment of the actual exercise price thereof.


                INSTRUCTIONS FOR REGISTRATION OF CLASS A SHARES


Name:          ______________________________________________________________
                        (Please typewrite or print in block letters)

Address:       ______________________________________________________________


                          Signature:  ________________________________________

                                ASSIGNMENT FORM


          FOR VALUE RECEIVED, ______________________________________________
hereby sells, assigns and transfers unto

Name:          ______________________________________________________________
                    (Please typewrite or print in block letters)

Address:       ______________________________________________________________

the right to purchase Class A Shares represented by this Warrant A to the extent of _________ Class A Shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the same on the books of the Issuer with full power of substitution in the premises.

Dated:  _______________, ________

Signature:  ______________________

</doc>